Exhibit 15.7

Consent of Qualified Person and Mining Analyst Consulting LIMITED

Nicholas O’Reilly and Mining Analyst Consulting LIMITED

September 17, 2026

Re: Annual Report on Form 20-F for the fiscal year ended June 30, 2026 (the “Form 20-F”) of Guardian Metal Resources PLC (the “Company”)

The undersigned, Nicholas O’Reilly (the “Qualified Person”), and Mining Analyst Consulting Ltd. (the “Firm”) each hereby consent to:

●	the public filing, incorporation by reference and use of the exploration results and related technical information from the Tremor Zone and the Good Hope Zone at the Company’s Pilot Mountain tungsten project, as announced by the Company on September 14, 2026 and as summarized in the Form 20-F under Item 4.B “Business Overview—Mining Properties—Exploration results subsequent to fiscal year end: Tremor zone and Good Hope zone” (the “Results”), in the Form 20-F being filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), and any amendments thereto; and
●	the use of and reference to the name of the Qualified Person and the name of the Firm in the Form 20-F, including our status and the identification of the Qualified Person as an expert and as a “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form 20-F and the Results.

The Qualified Person confirms that he is a “qualified person” as defined in Subpart 1300 of Regulation S-K, that he prepared or supervised the preparation of, and has reviewed and approved, the technical information relating to the Results summarized in the Form 20-F, and that he is not an employee, officer, director or affiliate of the Company and holds no securities of the Company. We certify that we have read the Form 20-F and that the Form 20-F fairly and accurately represents the Results and the information prepared by the Qualified Person for which we are responsible.

/s/ Nicholas O’Reilly
Nicholas O’Reilly (MSc, DIC, MIMMM QMR, MAusIMM, FGS)
Qualified Person, in his individual capacity, and Director, Principal Geologist, for and on behalf of Mining Analyst Consulting Limited

Old Common, Little London Road,
Cross-In-Hand
Heathfield, East Sussex
TN21 0LT
United Kingdom